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                                                                   EXHIBIT 10.22

                        MUSIC COPYRIGHT LICENSE AGREEMENT

This Music Copyright License Agreement (this "Agreement") is made on August 1, 2004 by and between the following parties:

Party A: Music Copyright Society of China (MCSC)
Address: 5/F, Jingfang Building, No. 33 Dong Dan San Tiao, Wangfujing, Beijing Zip Code: 100005
Telephone: 010-65232656
Fax: 010-65232657

Party B: Hurray! Solutions Ltd.
Address: 3/F, China Resources Building, No. 8 Jianguomenbei Avenue, Dongcheng District, Beijing
Zip Code: 100005
Telephone: 010-65188989
Fax: 01085191531

                                     WHEREAS

        WHEREAS, Party A is a non-profitable social organization officially authorized to represent music copyright owners ("Copyright Owners") to exercise their rights by way of collective administration of music copyright, and is responsible for the collection of license fee from users of music works and distribution of the same to Copyright Owners;

        WHEREAS, Party B is a company providing ringtones music download service through mobile telecommunications equipment and terminals. It now teams up with a telecom operator (specifically referred to as "China Unicom") to provide ringtones music download service through mobile telecommunications equipment and terminals for subscribers of mobile telecom services in Mainland China ("Subscribers"), and intends to use any licensed musical works that are administered by Party A ("Permitted Use") in the above service;

        NOW, THEREFORE, Party A and Party B, through friendly negotiation, hereby agree in respect of the license granted to Party B for the use of musical works under Party A's administration in providing ringtones music download service through mobile telecommunications equipment and terminals as follows:

Article 1       Definition and Interpretation

1.      Musical products under Party A's administration shall mean:

(1)     products of Party A's members;

(2) musical works administered by Party A for overseas organizations of similar nature;

(3) musical works administered by Party A under the authorization of the State.

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2.      Use of musical works by Party B shall mean the use of the above musical works by Party B in the provision of its ringtone music download service through mobile telecommunication equipment and terminals to the Subscribers in Mainland China via WAP business platform of China Unicom (including branches of China Unicom throughout China) (website:http://dlfunmedla.coolyoung.com.cn:8080/web/).

3. Music Copyright shall mean the copyright exercised by Party A on behalf of copyright owners in respect of their musical works.

4. Information of music content service shall mean a list of service charges provided by a telecom operator (specifically referred to as "China Unicom") to Party B with regard to the ringtones music download service through mobile telecommunications equipment and terminals, including but without limited to licensed songs, standard rate of charge for each use, number of times for use of a single song as a percentage of the total number of times for use of all songs, and related revenues.

Article 2       License

1. Licensed Content: Party A shall license Party B to use any music works under its administration in the manners as required in Article 1 (2) hereof.

2. Licensed Songs: A total of 2,500 songs. After this Agreement becomes effective, Party A shall license Party B to use 1,000 musical products named in Attachment 1 hereto. In addition, Party B shall have the right to select additional 1,500 musical products for use from the musical products administered by Party A as licensed songs (hereinafter referred to as "Additional Songs") from time to time according to market demand and the need of the Subscribers. The parties hereto shall execute a supplemental agreement in writing to define the scope of these Additional Songs. A list of licensed songs attached hereto as an attachment shall be an integral part of this Agreement and shall take effect after it is affixed with the across perforation seal of Party A.

3.      License Restriction:

        Unless the prior consent is obtained from Party A, the license granted to Party B shall only be limited to the licensed contents hereunder and Party B shall not sub-license or transfer the licensed contents to any third party.

Article 3       Warrant Clause

1.      Party A warrants that:

(1) it has the right to license Party B to use any music products under Party A's administration in the manners as provided in Article 1(2) hereof. Party A shall be legally liable for any infringement of others' legitimate interests in connection with the reasonable use by Party B of any musical products administered by Party A hereunder.

(2) it will assist Party B in confirming the name of songs and the composers of both lyrics and melodies recorded in a list of licensed songs after obtaining the same from Party B. However, Party A shall not be liable for any false information contained in the list with

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musical works licensed to Party B (which will be ultimately attached hereto as an attachment) in connection thereof.

(3) it shall, upon payment by Party B of the licensed fees for music copyright on time, distribute and pay to the copyright owners of musical works promptly royalities in accordance with the list of service charges for ringtone music download service through mobile telecommunications equipment and terminals provided by Party B, which such list shall accurately record the name of songs, their composers of lyrics and melodies, and other detailed data and information available for the distribution of Party A. Party A shall be legally liable for any consequences arising from or in connection with the failure of distribution of license fees as scheduled or wrongful distribution due to the fault of Party
A. In the event of any serious legal consequences such as litigations thereafter, Party B shall be entitled to terminate this Agreement.

2.      Party B warrants that:

(1) it shall, within the time stipulated herein, provide Party A with a list of songs which accurately records the name of songs, and the composers of both lyrics and melodies. It shall, in every six months after this Agreement becomes effective, also provide Party A with a list of service charges in connection with its ringtone music download service through mobile telecommunications equipment and terminals, stating the actual situation of Party B in the use of licensed songs and other detailed data and information available for distribution of Party A. Party B shall be legally liable for any consequences arising from or in connection with any licenses wrongfully granted by Party A, its failure of distribution as scheduled or wrongful distribution due to Party B's inability to provide Party A with the lists of songs and service charges, or, if provided, any incorrect and outdated information therein contained. In the event of any serious legal consequences such as litigations thereafter, Party A shall be entitled to terminate this Agreement.

(2) it shall pay royalty to Party A as required in Article 4 hereof. If Party B, without giving a prior written notice to Party A and obtaining its consent, fails to pay the royalty as scheduled for a period of not more than 30 days, it shall, in addition to the continuous performance of its obligations hereunder, pay to Party A liquidated damages to be calculated at a rate of 0.01% of the total outstanding royalty for each day overdue. If Party B, without giving a prior written notice to Party A and obtaining its consent, fails to pay the royalty as scheduled for a period of more than 30 days, Party A shall be entitled to terminate this Agreement, and to request Party B to continuously perform its obligation to pay the royalty and the liquidated damages which is equivalent to 30% of the total outstanding royalty.

(3) it shall perform this Agreement in accordance with the provisions hereof with regard to the form of use, payment method and term of use. In the event of the use of any additional songs other than those listed in the attachment hereto during the term of this Agreement, Party B shall in advance notify Party A in writing of such songs and execute a supplemental agreement in respect thereof. If Party B uses any songs other than those listed in the attachment, Party A shall have the right to demand Party B to stop from doing so or even terminate this Agreement, and to held Party B legally liable.

3. The parties hereto shall keep in strict confidence any material and information involving themselves which is not known to any third parties if they jointly convince that confidentiality is required. A party shall keep confidential any non-public material and

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information which comes to its knowledge or is in its possession, or merely involves the other party in connection with the execution or performance of this Agreement. Without the written consent of the other party, no party shall make disclosure of such materials and information to any third parties.

Article 4       Payment of Royalty

1. The parties hereto agree that Party B shall use 2,500 musical works administered by Party A in the provision of its ringtone music download service through mobile telecommunications equipment and terminals to the Subscribers in Mainland China via WAP business platform of China Unicom (including branches of China Unicom across China), and shall pay to Party A the royalty of music copyright in respect thereof, totalling RMB 1 million.

2. The above royalty of music copyright shall be settled in three instalments:

        Party B shall pay to Party A the first instalment of royalty of RMB 40,000 upon execution of this Agreement.

        Party B shall pay to Party A the second instalment of royalty of RMB 30,000 by November 30, 2004.

        Party B shall pay to Party A the third instalment of royalty of RMB 30,000 by March 30, 2004.

        Party A shall issue an invoice to Party B within 7 days upon payment of each instalment.

3. The parties hereto agree that the payment of the above royalty of music copyright shall in no way be affected by the operation of the ringtone music download service through mobile telecommunications equipment and terminals provided by Party B to the Subscribers in Mainland China. No refund shall be made once royalty is paid.

4. Party B may pay the royalty to Party A by check or bank transfer, and Party A shall then transfer the royalty to Copyright Owners of music works.

Party A's bank information is as follows:

Name of the Bank: ICBC Beijing, Dongsinan Office
Account Holder: Music Copyright Society of China
Account No: 0200001009014427289

Article 5       Royalty Audit

        Party A shall have the right to conduct an audit by itself or its authorized third parties in respect of the ringtone music download service through mobile telecommunications equipment and terminals provided by Party B, and Party B shall provide to Party A all necessary facilities in relation thereto.

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Article 6       Term and Termination of This Agreement

1. This Agreement shall have a term of one year from July 1, 2004 to July 1, 2005. It shall terminate if the parties hereto have not confirmed the renewal of this Agreement in writing prior to its expiration.

2. If it is found in the audit that Party B provides Party A with false information and relevant revenues of its service and a remedy is made upon receipt of the notice from Party A, it shall not only make up the royalty payable to Party A, but also to pay liquidated damages in an amount equal to double the make-up payment and shall bear any cost in connection with such audit. If Party B declines to provide or provides false information and relevant revenues and no remedy is actually made upon receipt of the notice from Party A, Party A may terminate this Agreement at any time. Party B shall, in addition to making up the royalty payable, pay to Party A liquidated damages in an amount equal to double the make-up payment and shall bear any cost in connection with such audit.

3. In the event that Party B willfully provides false information and relevant revenues and this is confirmed by the investigation of Party A, Party A may terminate this Agreement at any time. Party B shall, in addition to making up the royalty payable, pay to Party A liquidated damages equal to third times the make-up payment and shall bear any costs in connection with such audit.

4. A party may terminate this Agreement immediately by giving the defaulting party a written notice if any circumstances described in the terminating clauses hereof, and any other default and infringements occur and no remedy is made within the reasonable time after the defaulting party receives a notice from the non-defaulting party.

5. The early termination of this Agreement shall not affect any rights and obligations of the parties under this Agreement prior to the early termination hereof.

Article 7       Disputes Resolution and Governing Law

1. All disputes arising from or in connection with this Agreement or its performance shall be resolved through friendly consultation between the parties hereto. In the event that no agreement can be reached through consultation, either party may bring a legal action to No. 2 Intermediate People's Court, Beijing City.

2. The execution, performance and interpretation of this Agreement and disputes resolution shall be governed by the laws of the People's Republic of China.

Article 8       Miscellaneous

1. This Agreement shall have binding effect upon the respective successors and assigns of the parties hereto.

2. Any article herein that is held to be fully or partly invalid or unenforceable for any reason whatsoever, or in violation of any applicable laws, shall be deleted, and the remaining articles of this Agreement shall continue to have effect and binding upon the parties.

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3.      This Agreement is executed in 2 original counterparts and each party shall keep one copy. All of them shall have equal legal effect. The attachment hereto shall be an integral part of this Agreement and shall have the same legal effect as this Agreement.

4. During the performance of this Agreement, Party A and Party B may execute a supplemental agreement in respect of any changes hereof, and the supplemental agreement shall have the same legal effect as this Agreement.

5. After this Agreement becomes effective, any music copyright licence agreement signed by the parties in relation to the ringtone music download service through mobile telecommunications equipment and terminals provided by Party B prior to this Agreement shall terminate automatically.


Party A: Music Copyright Society of China (MCSC)

By authorized representative: Seal of Music Copyright Society of China affixed

Date: August 1, 2004

Party B: Hurray! Solutions Ltd.

By authorized representative: Seal of Huarry ! Solutions Ltd.

Date: August 1, 2004